Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 2 to Form S-3 Registration Statement No. 33-90818 of The Taubman Realty Group Limited Partnership of our report dated July 31, 1996, on the historical summaries of revenues and direct operating expenses of Fairlane Town Center for the three years ended December 31, 1995 appearing in this Current Report on Form 8-K of The Taubman Realty Group Limited Partnership dated July 19, 1996.




DELOITTE & TOUCHE LLP
Detroit, Michigan
July 31, 1996